Exhibit 10.7

TRADEMARK ASSIGNMENT

WHEREAS, Albert Fouerti. (hereinafter referred to as ASSIGNOR) an individual having an address at 1870 Bath Avenue, Brooklyn, NY 11214, is the owner of the trademarks and United States trademark applications and registrations thereof listed in Attachment A; and

WHEREAS, SUPERIOR DEALS, INC. (hereinafter referred to as ASSIGNEE) a New York corporation, having a place of business at 1870 Bath Avenue, Brooklyn, NY 11214, is desirous of acquiring said trademark and application for registration thereof;

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN:

Be it known that for and in consideration of the sum of ONE DOLLAR and other good and valuable consideration to it in hand paid, the receipt of which is hereby acknowledged, said Albert Fouerti by these presents does sell, assign and transfer, unto the said SUPERIOR DEALS, INC., the entire right, title and interest in and to the aforesaid marks and applications and registrations thereof, together with the good will of the business associated therewith and the right to sue for infringements of the mark, past and present.

Date:	10/15/2020	/s/ Albert Fouerti
Albert Fouerti

Date:	10/15/2020	/s/ Albert Fouerti
SUPERIOR DEALS, INC

		Name:	Albert Fouerti
		Title:	President

ATTACHMENT A

Mark	Serial No.	Registration No.
FORTÉ	88633700	pending
SUPERIORBRANDS	88757827	pending
MILO ITALIA	87754443	5573933
SUPERIORBRANDS	87754442	5532147